Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 1 dated February 14, 2025 relating to the Common Stock, par value $0.01 per share, of AMC Entertainment Holdings, Inc. shall be filed on behalf of the undersigned.

DISCOVERY CAPITAL MANAGEMENT, LLC By: /s/ Robert K. Citrone
Name: Robert K. Citrone
Title: Principal

ROBERT K. CITRONE By: /s/ Robert K. Citrone

DISCOVERY GLOBAL OPPORTUNITY MASTER FUND, LTD. By: /s/ Robert K. Citrone
Name: Robert K. Citrone
Title: Principal